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                                                                    EXHIBIT 23.4

To the Board of Directors of
  Wirekraft Holdings Corp.:

     We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 27, 1996 on our audits of the consolidated statements of operations, stockholders' equity and cash flows of Wirekraft Holdings Corp. and Subsidiaries (formerly WB Holdings, Inc.) for the six months ended May 31, 1995 and the year ended November 30, 1994. We also consent to the reference to our Firm as experts under the caption "Experts."

                                            COOPERS & LYBRAND L.L.P.

St. Louis, Missouri

October 17, 1997